Exhibit 99.1

Groupon Appoints Two Directors to Board

Daniel Henry, CFO of American Express, and Robert Bass, Vice Chair of Deloitte

CHICAGO—(BUSINESS WIRE)—Groupon, Inc. (http://www.groupon.com) (NASDAQ:GRPN) today announced that Daniel Henry, the chief financial officer of American Express Company and Robert Bass, a vice chairman of Deloitte LLP will join its Board of Directors. Both will serve on the Audit Committee with Audit Chair, Ted Leonsis. Daniel Henry was appointed to the Board on April 26, replacing Howard Schultz, who has stepped down from the Board. Robert Bass will stand for election at the annual stockholder meeting to be held on June 19 following his retirement from Deloitte, replacing Kevin Efrusy, who will not stand for reelection at that time. “With their deep financial, accounting and operational experience, Dan and Bob will provide invaluable expertise to the Board going forward,” said Eric Lefkofsky, Groupon Chairman.

Daniel Henry, 62, has been the Chief Financial Officer of American Express Company since October 2007. Henry is responsible for leading American Express Company’s finance organization and representing American Express to investors, lenders and rating agencies. He has also served as Executive Vice President and Chief Financial Officer of U.S Consumer, Small Business and Merchant Services and joined American Express as Comptroller in 1990. Prior to joining American Express, Henry was a partner with Ernst & Young.

Robert Bass, 62, has been a vice chairman of Deloitte LLP since 2006, and a partner in Deloitte since 1982.  He will retire from Deloitte on June 2, 2012.  Bass has specialized in e-commerce, mergers and acquisitions and SEC filings. At Deloitte, Bass is responsible for all services provided to Forstmann Little and its portfolio companies and is the advisory partner for Blackstone, DIRECTV, McKesson, IMG and CSC. He has also previously been the advisory partner for priceline.com, RR Donnelley, Automatic Data Processing, Community Health Systems and Avis Budget. He is a member of the American Institute of Certified Public Accountants and the New York and Connecticut State Societies of Certified Public Accountants.

“I’m thrilled to have been a part of Groupon’s development,” said Kevin Efrusy.  “The Company is well on its way to becoming the operating system for all local commerce.”

“Howard and Kevin helped guide us on our journey to becoming a public company and I want to thank them and acknowledge their contributions,” said Groupon CEO Andrew Mason.

“During my tenure on the Board, I was impressed by the game-changing opportunities that Groupon has delivered for both merchants and customers on a global scale,” said Howard Schultz.  “Groupon has a strong sense of mission and purpose, and as I move on to focus on my other time commitments, I wish them the very best.”

Additional Information and Where To Find It

This document may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders for Groupon’s 2012 annual meeting of stockholders (“2012 Annual Meeting”). Groupon intends to file with the SEC and make available to the stockholders of Groupon of record on April 30, 2012 a proxy statement containing important information about director elections and certain other matters to be considered by the stockholders of Groupon at its 2012 Annual Meeting. BEFORE MAKING ANY VOTING DECISION, GROUPON’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) WHEN IT BECOMES AVAILABLE CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT DIRECTOR ELECTIONS AND CERTAIN OTHER MATTERS TO BE CONSIDERED AT THE 2012 ANNUAL MEETING. Investors will be able to obtain the proxy statement and other relevant materials, when available, free of charge at the SEC’s website (www.sec.gov). In addition, documents filed with the SEC by Groupon, including the proxy statement when available, and the Annual Report on Form 10-K for the year ended Dec. 31, 2011, will be able free of charge on the company’s Investor Relations web site at http://investor.groupon.com.

About Groupon

Groupon, launched in November 2008 in Chicago, features a daily deal on the best stuff to do, eat, see and buy in 48 countries around the world. Groupon uses collective buying power to offer huge discounts and provide a win-win for business and consumers, delivering more than 1,000 daily deals globally. To subscribe for the best deals in your city, visit http://www.groupon.com. To learn how to become a featured business, visit http://www.grouponworks.com.

Forward-Looking Statements

This announcement contains forward-looking statements that involve risks and uncertainties, and actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to, the factors included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2011, filed with the Securities and Exchange Commission, copies of which may be obtained by visiting the company’s Investor Relations web site at http://investor.groupon.com or the SEC’s web site at www.sec.gov. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in our expectations.

Contacts:
Groupon
Julie Mossler

312-242-2033
julie@groupon.com
http://www.thenewsmarket.com/groupon

Brunswick Group

Aman Battish

415-671-7679

mailto:abattish@brunswickgroup.com

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